UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

Blackstone Private Real Estate Credit and Income Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01853	33-6657275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue New York, NY	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2025, a special-purpose wholly-owned subsidiary (the “Seller”) of Blackstone Private Real Estate Credit and Income Fund (the “Company”) entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with Wells Fargo Bank, National Association as buyer (the “Buyer”). The Repurchase Agreement provides for advances of up to $500.00 million in the aggregate, available to be drawn by the Seller in U.S. Dollars. The Company expects to use the Repurchase Agreement to finance the acquisition or origination of eligible assets as more particularly described in the Repurchase Agreement.

Advances under the Repurchase Agreement accrue interest at a per annum pricing rate equal to the sum of (i) term SOFR plus (ii) a margin to be agreed between the Seller and the Buyer, depending on the attributes of the purchased assets. The Repurchase Agreement has a one-year funding period, during which new advances can be made (the “Availability Period”). The Availability Period may be extended for additional one-year terms at the Buyer’s discretion. The maturity date of the Repurchase Agreement is the later of (a) the date the Availability Period expires, and (b) the maturity date of the last remaining asset subject to an advance under the Repurchase Agreement.

In connection with the Repurchase Agreement, the Company executed a Guaranty in favor of the Buyer (the “Guaranty”), pursuant to which the Company guarantees certain obligations of the Seller under the Repurchase Agreement.

The Repurchase Agreement and the Guaranty contain various affirmative and negative covenants including the following financial covenant applicable to the Company: minimum net asset value of not less than an amount equal to (x) $25.00 million plus (y) 25% of the dollar value of all purchases of common shares in the Company occurring after June 30, 2025 minus (z) the dollar amount paid or distributed to repurchase common shares in the Company in connection with a tender offer or any other repurchases after June 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE REAL ESTATE CREDIT AND INCOME FUND

Date: November 10, 2025	By:	/s/ William Renahan
	Name:	William Renahan
	Title:	Chief Compliance Officer and Secretary